================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Coast Resorts, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

                              COAST RESORTS, INC.
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103

                                April 12, 2000



Dear  (Name of Stockholder):

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Coast Resorts, Inc., which will be held in the Second Floor Conference Room at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 17, 2000 at 10:00 a.m. (Pacific Daylight Time). We hope you will be able to attend the Annual Meeting in person and look forward to seeing you.

At the Annual Meeting, stockholders will be asked to elect three directors to the Board of Directors. Class I directors will be elected to serve until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. You are requested to give your prompt attention to this matter, which is more fully described in the accompanying proxy materials.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Thanks for taking the time to read this letter. Hope to see you at the meeting.

Sincerely,

/s/ Michael J. Gaughan

Michael J. Gaughan
Chairman of the Board
and Chief Executive Officer

                              COAST RESORTS, INC.
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 12, 2000

     The 2000 Annual Meeting of the Stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), will be held in the Second Floor Conference Room at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 17, 2000, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

          1. To elect three Class I directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified; and

          2. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     Pursuant to the Bylaws of the Company, the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof is fixed as of the close of business on April 7, 2000. Accordingly, only stockholders of record as of the close of business on April 7, 2000 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

     Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxy.

                                          By Order of the Board Directors

                                          /s/ J. Tito Tiberti

                                          J. Tito Tiberti
                                          Secretary

Las Vegas, Nevada
April 12, 2000

                              COAST RESORTS, INC.
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 17, 2000


     This Proxy Statement is first being mailed on or about April 12, 2000 to stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), of record as of the close of business on April 7, 2000.

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 17, 2000 and at any adjournment(s) or postponement(s) thereof. Pursuant to the Bylaws of the Company, a Proxy must be filed with the Secretary of the Company at or before the Annual Meeting in order to be valid. It may be revoked at any time prior to its use by (1) providing a written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy, or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted for the election of the nominees named herein for election as directors, and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

                                 VOTING RIGHTS

     Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 1,478,977.94 shares of the Company's common stock, $.01 par value (the "Common Stock"). The presence, either in person or by proxy, of persons entitled to vote 50% of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with each matter submitted for stockholder approval. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each such matter submitted for stockholder approval.

                             ELECTION OF DIRECTORS

     Pursuant to the Articles of Incorporation and Bylaws of the Company, at the Annual Meeting stockholders will elect directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board has nominated the three current directors to stand for re-election at the Annual Meeting for the following terms: Messrs. Michael J. Gaughan, Harlan D. Braaten and Gage Parrish, each of whom will be designated as Class I directors with a term ending at the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. The enclosed Proxy, unless indicated to the contrary, will be voted for the Board's nominees.

     Under the Company's Bylaws, in order to be effective, nominations by a stockholder of a candidate for election as a director must be submitted to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice of nomination must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules and regulations of the Securities and Exchange Commission ("SEC") in a proxy statement soliciting proxies for the election of such nominees. Such notice must also include a written consent to serve as a director, if elected, executed by each such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following tables set forth the names and ages of the directors and executive officers of the Company, their respective positions and the expiration dates of their respective terms as of April 12, 2000.

                        Directors and Executive Officers

                                                               Term as a
                                                               Director
  Name              Age           Position(s) Held             Expires
________________________________________________________________________________

                            Nominees for Re-election
                            ------------------------

Michael J. Gaughan   57     Director, Chairman of the Board            2000
                            and Chief Executive Officer

Harlan D. Braaten    49     Director, President and Chief              2000
                            Operating Officer

Gage Parrish         46     Director, Vice President, Chief Financial  2000
                            Officer and Assistant Secretary



                                Other Directors
                                ---------------

F. Michael Corrigan  64     Director                                   2001

Charles Silverman    67     Director                                   2001

Joseph Blasco        56     Director                                   2001

Jerry Herbst         61     Director, Vice President, Treasurer        2002
                            and Assistant Secretary

J. Tito Tiberti      54     Director, Vice President and Secretary     2002

Franklin Toti        61     Director and Vice President of Casino
                            Operations                                2002

     Michael J. Gaughan. Mr. Gaughan has been a director of the Company since its formation in September 1995 and is the Chairman of the Board and Chief Executive Officer of the Company. His current term as a director expires in 2000. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Hotels. Mr. Gaughan was a general partner of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996 the effective date of the reorganization in which the Barbary Coast Partnership and the Gold Coast Partnership consolidated with the

Company and Coast Hotels (the "Reorganization"). Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

     Harlan D. Braaten. Mr. Braaten joined the Company as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. His current term as a director expires in 2000. Mr. Braaten is also the President and Chief Operating Officer of the Company's wholly-owned subsidiary, Coast Hotels and Casinos, Inc. Prior to joining the Company, Mr. Braaten was employed in various capacities, including the general manager and, most recently, senior vice president, treasurer and chief financial officer of Rio Hotel and Casino, Inc. in Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 20 years of experience in the Nevada gaming industry.

     Jerry Herbst. Mr. Herbst has been a director, Vice President, Treasurer and Assistant Secretary of the Company since its formation in September 1995. His current term as a director expires in 2002. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the formation of the Company. Mr. Herbst has served as a member of the board of directors of Bank of America--Nevada since 1977, of Nevada Power Company since 1990 and of Edelbrook Corporation since 1994.

     J. Tito Tiberti. Mr. Tiberti has been a director, Vice President and Secretary of the Company since its formation in September 1995. His current term as a director expires in 2002. He is also a director, Vice President and Secretary of Coast Hotels. Mr. Tiberti is the president, a director and a stockholder of, and together with his immediate family, controls Tiberti Construction, a construction company which served as the general contractor for the construction of The Orleans and is also serving as general contractor for the Suncoast. He has also served as managing general partner of The Tiberti Company, a real estate rental and development company, since 1971. The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for more than years and was a general partner of the Barbary Coast Partnership prior to the formation of the Company.

     Gage Parrish. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of the Company and Coast Hotels in October 1995 and was promoted to Chief Financial Officer in February 1996. His current term as a director expires in 2000. Since 1986, he had been the Controller and Chief Financial Officer of the Gold Coast Partnership prior to the formation of the Company. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant and has more than 20 years of experience in the gaming industry.

     Franklin Toti. Mr. Toti has been a director of the Company and Coast Hotels since October 5, 1998. His current term expires in 2002. He has been Vice President of Casino Operations for the Company since January 1, 1996. Mr. Toti was a general partner and Casino Manager of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the reorganization. Mr. Toti has more than 35 years of experience in the gaming industry.

     F. Michael Corrigan. Mr. Corrigan was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. His current term as a director expires in 2001. Since July 1989, Mr. Corrigan has served as the chief executive officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the Chief Executive Officer of Corstan, Inc., a mortgage banking company, and was previously the owner, President and Chief Operating Officer of Stanwell Mortgage, a Las Vegas mortgage company.

     Charles Silverman. Mr. Silverman was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. His current term as a director expires in 2001. Mr. Silverman is the President and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include New York-New York, Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle and Atlantic City Showboat. Yates-Silverman, Inc. also served as the primary designer for The Orleans and is serving in the same capacity for the Suncoast. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

     Joseph Blasco. Mr. Blasco was elected as a director of the Company and Coast Hotels effective as of December 16, 1996. His current term as a director expires in 2001. Since 1984, Mr. Blasco has been a partner in the real estate development partnership which developed the Spanish Trail community in Las Vegas, a project which includes over 1,200 homes, a 27-hole golf course and a country club. Mr. Blasco is currently the managing General Partner of United Realty Investments, a real estate development and management company in Las Vegas. He is also general partner in two real estate development partnerships, Summer Trail LLC and Trop-Edmond Ltd.

          Directors of the Company who are also employees of the Company receive no compensation for service on the Company's Board of Directors or its committees. All other directors receive an annual director's fee of $24,000, payable quarterly in arrears. Directors may also be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

Board of Directors and Committees to the Board

     The Board of Directors held eight meetings during 1999. During 1999, each director attended at least 75% of the aggregate number of meetings of the Board and the respective Committees on which he served while a member thereof. The Board of Directors has three standing committees: the Compliance Committee, the Audit Committee and the Compensation Committee.

     The Compliance Committee was established in December, 1999. Its first meeting will be in the year 2000.

     The Audit Committee, which was established in March 1996, consists of Messrs. Corrigan and Blasco. The Audit Committee held one meeting during the year 1999. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

     The Compensation Committee, which was established in July 1996, consists of Messrs. Corrigan, Silverman and Blasco. The Compensation Committee held one meeting during the year 1999. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain of the Company's incentive compensation programs.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth all compensation earned by or paid by the Company during 1997, 1998 and 1999 to each executive officer (the "Named Executive Officers") whose compensation exceeded $100,000 in all capacities in which they served.

                          Summary Compensation Table

                                                                          Annual Compensation
                                            ----------------------------------------------------------------------------
                                                                                                            All Other
      Name And Principal Position                 Year             Salary              Bonus             Compensation(1)
                                            --------------    --------------    --------------       -------------------
Michael J. Gaughan......................              1999    $      300,000    $           --       $             4,000
Chairman of the Board and Chief                       1998           300,000                --                     5,000
Executive Officer of Coast Hotels                     1997           300,000                --                     4,750

Harlan D. Braaten.......................              1999    $      275,000    $      137,500       $             3,150
President and Chief Operating                         1998           250,000           125,000                     5,000
Officer, Coast Hotels                                 1997           250,000           250,000(2)                  4,750

Gage Parrish............................              1999    $      212,500    $       15,000       $             3,900
Vice President, Chief Financial Officer               1998           200,000                --                     5,000
and Assistant Secretary of the  Company               1997           200,000                --                     4,750

 ______________________________

(1) The amounts reflect matching contributions paid to our 401(k) Profit Sharing Plan and Trust.
(2) Pursuant to his previous employment agreement, Mr. Braaten received a bonus of $250,000 because Coast Resorts had not made a public offering of its common stock by December 31, 1997. Mr. Braaten entered into a new employment agreement effective as of January 1, 1999.

EMPLOYMENT AGREEMENT


   Effective as of January 1, 1999, the Company entered into an employment agreement with Harlan Braaten, President and Chief Operating Officer. The agreement has a term of three years and provides for Mr. Braaten to receive a base salary of $250,000 for the first year and $300,000 for the second and third year. The agreement may be terminated upon 30 days notice by Mr. Braaten and at any time by the Company. In addition, in the event of a termination of Mr. Braaten's employment other than for failure to comply with Nevada gaming regulations, failure to perform his duties, medical incapacity or his arrest on a felony offense, Mr. Braaten will be entitled to receive a severance payment in the amount of $300,000 plus any pro rata bonus payment and unvested stock options to which he is entitled. Pursuant to the arrangement, the Company granted Mr. Braaten options to purchase 30,415 shares of Coast Resorts, Inc. for $100 per share. The option vested as to one-third of the shares on the grant date, January 1, 1999 and one-third of the shares on January 1, 2000 and will vest as to the additional one-third of the shares on January 1, 2001. The options expire on December 31, 2009.

STOCK OPTIONS

     Effective June 14, 1999, the Company issued options to purchase 5,000 shares of its common stock to its chief financial officer, who is also the chief financial officer of Coast Hotels. The options vest in one-third increments on June 14, 1999, June 14, 2000 and June 14, 2001. The exercise price of the options is at $100 per share, which is equivalent to the estimated fair value of the company's common stock at the grant date, as estimated by the Company from recent sales of common stock between shareholders.

BONUS PLANS


     In 1996, the Company established a bonus plan designed to reward executive officers and other key employees for their contributions to the Company's business objectives and operating results. Bonuses may be awarded in the discretion of the Board of Directors based upon achievement of financial targets established by the Board of Directors on an annual basis, and generally will be equal to a percentage of the recipient's base salary, depending on the target achieved. Bonuses awarded under the plan for the year ended December 31, 1999 were $197,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We maintain numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. ("LVD"). Michael J. Gaughan's son is the president and sole stockholder of LVD. LVD provides certain dissemination and pari-mutuel services to the Orleans, the Gold Coast and the Barbary Coast. LVD has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, we pay to LVD an average of 3% of the wagers accepted for races held at the racetracks covered by the respective contracts. We also pay to LVD a monthly fee for race wire services. For the fiscal year ended December 31, 1999, we incurred expenses payable to LVD of approximately $1.3 million. The terms on which such services are provided are regulated by the Nevada Gaming Authorities.

     Tiberti Construction serves as the general contractor for the construction of the Suncoast Hotel and Casino and was the general contractor for the original construction of the Gold Coast and for certain expansions thereof, and for the original construction of the Barbary Coast and all expansions thereof. Tiberti Construction was also the general contractor for the original construction of the Orleans, and the 1997, 1998 and 1999 expansions. J. Tito Tiberti owns approximately 6.4% of the outstanding common stock of Coast Resorts, and is a director, Vice President and Secretary of Coast Hotels and Coast Resorts. Mr. Tiberti is the president, a director and stockholder of, and together with his immediate family members, controls Tiberti Construction. For the fiscal year ended December 31, 1999, we incurred expenses payable to Tiberti Construction of approximately $27.9 million.

     We have entered into a ground lease with The Tiberti Company, a Nevada general partnership, with respect to the real property on which the Orleans is located. Mr. Tiberti, a director of Coast Hotels and a director and stockholder of Coast Resorts, is the managing partner of The Tiberti Company. For the fiscal year ended December 31, 1999, we paid rental expenses to The Tiberti Company of approximately $2.4 million.

     Michael J. Gaughan and Franklin Toti are owners of LGT Advertising, which serves as our advertising agency. LGT Advertising purchases advertising for our casinos from third parties and passes any discounts directly through to us. LGT Advertising receives no compensation or profit for such activities, and invoices us for actual costs incurred. LGT Advertising uses our facilities and employees in rendering its services, but does not pay any compensation to us for such use. Messrs. Gaughan and Toti receive no compensation from LGT Advertising. Advertising expenses amounted to approximately $5.4 million for the fiscal year ended December 31, 1999.

     We have purchased certain of our equipment and inventory for our respective operations from RJS Inc., a Nevada corporation that is owned by Michael J. Gaughan's father and Steven Delmont, our restaurant manager. RJS invoices us for actual costs incurred. For the fiscal year ended December 31, 1999, we incurred expenses payable to RJS of approximately $2.1 million.

     Michael J. Gaughan is the majority stockholder of Nevada Wallboards, Inc., a Nevada corporation ("Nevada Wallboards"), which prints wallboards and parlay cards for the use in our race and sports books. Mr. Gaughan receives no compensation from Nevada Wallboards. We expect to continue to purchase wallboards and parlay cards from Nevada Wallboards. For the fiscal year ended December 31, 1999, we incurred expenses payable to Nevada Wallboards of approximately $180,000.

     Charles Silverman, a director of Coast Hotels and Coast Resorts, is the president of Yates-Silverman, Inc., which served as the designer of the Orleans and is serving as the designer for the Suncoast. For the fiscal year ended December 31, 1999, we incurred expenses payable to Yates-Silverman of approximately $721,000.

     Coast Hotels promotes The Orleans by advertising The Orleans name on NASCAR vehicles operated by Orleans Motorsports, Inc. a Nevada corporation. In 1999, we spent approximately $300,000 in connection with this promotion. Brendan Gaughan, the son of Michael J. Gaughan, is the main driver employed by Orleans Motorsports.

     The foregoing transactions are believed to have been on terms no less favorable to us than could have been obtained from unaffiliated third parties and were approved by a majority of our disinterested directors. Any future transactions between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than may be obtained from unaffiliated third parties, and will be approved by a majority of our disinterested directors.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") require the Company's officers and directors, and persons who own more than ten percent of the issued and outstanding shares of the Company's equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Such persons are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, and any written representations provided to it, the Company believes that each of the officers, directors, and owners of more than 10% of the outstanding Common Stock of the Company are in compliance with Section 16(a) of the Securities Exchange Act of 1934 for the year 1999.

                        BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of April 7, 2000 (i) each person who, to the Company's knowledge, owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group.


Name/(1)/                                           Number of   Percentage
---------                                           ----------  ----------
                                                      Shares
                                                      ------
Michael J. Gaughan                                  452,103.97      30.57 %
Jerry Herbst                                        265,488.08      17.95 %
Jimma Lee Beam                                      104,529.41       6.99 %
Franklin Toti                                        99,776.47       6.75 %
J. Tito Tiberti                                      94,551.47       6.39 %
Harlan D. Braaten(2)                                 20,276.66        1.4 %
F. Michael Corrigan                                   5,263.24          *
Joseph Blasco                                              500          *
Charles Silverman                                          500          *
Gage Parrish (3)                                       3333.33          *

All directors and executive officers as a group      941,793.1       62.7 %
(9 persons)

____________________________________
* Less than one percent

/(1)/ The address of Messrs. Gaughan and Toti is 4500 West Tropicana Avenue, Las
      Vegas, Nevada 89103. The address of Mr. Herbst is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107. The address of Mr. Corrigan is 4100 West Flamingo Road, Las Vegas, Nevada 89103.

/(2)/ Reflects shares that may be purchased upon exercise of a stock option.
      Pursuant to his employment agreement, Mr. Braaten was granted an option to purchase 30,415 shares of Coast Resorts, Inc. for $100 per share. One third of the options vested on the grant date (January 1, 1999), one third vest January 1, 2000 and the remaining third vest on January 1, 2001.

/(3)/ Reflects shares that may be purchased upon exercise of a stock option. Mr.
      Parrish was granted an option to purchase 5000 shares of Coast Resorts, Inc. for $100 per share. One third of the options vested on the grant date (June 14, 1999), one third vest on June 14, 2000, and the remaining third vest on June 14, 2001.

      There is no public market for the Company's common stock.

                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1999, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, without the exhibits thereto, on April 12, 2000, was mailed to stockholders of record at the close of business on April 7, 2000.

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

     The company will provide a copy of the Annual Report and of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Gage Parrish, Vice President and Chief Financial Officer, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors was appointed in June 1996. The Compensation Committee has reviewed and will review and recommend compensation levels for executive officers of the Company and oversee and administer the Company's executive compensation programs. The Compensation Committee recommends, and the Board of Directors determines compensation levels for the executive officers of the Company. All members of the Compensation Committee are outside directors, who are not eligible to participate in any of the compensation programs that the Committee oversees.

     The Company's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. Compensation for the Company's executive officers generally consists of salary and an annual bonus. In some cases, stock options are also awarded.

     Executive officers also participate in a 401(k) plan, a medical plan and other benefit plans available to employees generally.

     Pay levels for executives generally are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at other competitive gaming companies.

     The determination of salary increases, annual bonus awards and long-term incentive awards is expected to be reviewed annually based on the performance of the Company. Also factored into these decisions will be each executive's individual performance and contribution to the Company's future positioning. Although the components of compensation (salary, annual bonuses and long-term incentive awards) will be reviewed separately, compensation decisions are based on a review of the total compensation level awarded compared to other executives with similar gaming companies. In establishing 1999 compensation for the named executive officers, the Board of Directors took into account the compensation paid to Messrs. Gaughan, Braaten and Parrish in 1998, the levels of compensation paid to executives in the gaming industry generally, and the performance of the Company in the year 1999. During the year 1999 the net revenues of the Company increased from $332,363,000 to $362,531,000 and the net income, before extraordinary items, increased from $7,987,000 to $21,222,000. EBITDA increased from $64,008,000 in 1998 to $77,992,000 in 1999, an increase of approximately 21 %. Based upon this performance, and in Mr. Braaten's case under the terms of his employment contract, Mr. Braaten received a bonus of $137,500 and Mr. Parrish received a bonus of $15,000. While the Compensation Committee believed that Mr. Gaughan was entitled to a bonus for the year 1999 in an amount at least equal to the bonus paid to Mr. Braaten, Mr. Gaughan indicated to the Compensation Committee and the Board of Directors that he did not wish to receive a bonus for the year 1999.

     For the year 2000 the Board, based on the recommendation of the Compensation Committee, determined that the base compensation levels for key executives would remain the same as that for 1999 with bonuses to be awarded at the end of the year based on achievement by the Company of

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

targeted performance criteria.

                                          By the Compensation Committee
                                                 Charles Silverman
                                                 F. Michael Corrigan
                                                 Joseph Blasco

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before December 14, 2000. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 2001 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

                            SOLICITATION OF PROXIES

     The cost of this solicitation shall be borne by the Company. Proxies may be solicited by mail, telephone, or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their name or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.


                                OTHER BUSINESS

     The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment(s) or postponement(s) thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary. Pursuant to the Company's Bylaws, in order to present business at the Annual Meeting other than that proposed by the Board, a stockholder must give written notice to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the Company's books and records, of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

                              By Order of the Board of Directors



                              J. Tito Tiberti
                              Secretary

PROXY

                             COAST RESORTS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Michael J. Gaughan, Harlan
D. Braaten, and J. Tito Tiberti, and each or any of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Coast Resorts, Inc. (the Company), that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 17, 2000, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified (or, if no direction is given, FOR the nominees named below) and in such proxyholder's discretion upon any other matter that may properly come before the Meeting.

  A. ELECTION OF DIRECTORS

    CLASS I (for election to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and have qualified): MICHAEL J. GAUGHAN, HARLAN D. BRAATEN, and GAGE PARRISH.

____ FOR all nominees listed above (except as marked to the contrary above):

     -or-

____ WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE'S NAME IN THE LISTS ABOVE.

     B. IN THE DISCRETION OF THE PROXYHOLDERS with respect to any other matter which may properly come before the Meeting. The Board of Directors is not aware of any other matters that will be presented at the meeting.

     THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.

   IMPORTANT: Please sign your name or names exactly as they appear on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

                                         ___________________________________
                                        Signature
                                         ___________________________________
                                        Signature

                    DATE:____________________________________________, 2000.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

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